Exhibit 3.1

ELEVENTH AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

MICRUS CORPORATION

     Micrus Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify that the Corporation’s Certificate of Incorporation was filed on June 19, 1996 under its current name, and is hereby restated and amended to read in its entirety as follows (this “Restated Certificate”):

ARTICLE I

     The name of the Corporation is Micrus Corporation.

ARTICLE II

     The address of the Corporation’s registered office is 400 West 9th Street, Suite 305, Wilmington, DE 19801, and the name of the Corporation’s registered agent at such address is Delaware Registered Agents and Incorporators, L.L.C.

ARTICLE III

          The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may now or hereafter be organized under the General Corporation Law of Delaware.

ARTICLE IV

Stock

     (A) Classes of Stock. The Corporation is authorized to issue two classes of capital stock to be designated, respectively, “Common Stock” and “Preferred Stock”, each of which shall have a par value of $0.01 per share. The total number of shares which the Corporation is authorized to issue is 59,685,025 shares, of which (i) 40,000,000 shares shall be designated as Class A Common Stock (“Class A Common Stock”), and 750,558 shares shall be designated Class B Non-Voting Common Stock (“Class B Common Stock” and, together with Class A Common Stock, “Common Stock”) and (ii) 18,934,467 shares shall be designated as Preferred Stock, 501,095 shares of which shall be designated Series A Convertible Preferred Stock (“Series A Preferred Stock”), 1,445,350 shares of which shall be designated Series B Convertible Preferred Stock (“Series B Preferred Stock”), 2,156,614 shares of which shall be designated Series C Convertible Preferred Stock (“Series C Preferred Stock”) 6,558,223 shares of which shall be designated Series D Convertible Preferred Stock (“Series D Preferred Stock”), 750,558

shares of which shall be designated Series D-1 Non-Voting Convertible Preferred Stock (“Series D-1 Preferred Stock”), 772,627 shares of which shall be designated Series D-2 Convertible Preferred Stock (“Series D-2 Convertible Preferred Stock”), 3,000,000 shares of which shall be designated Series D-3 Convertible Preferred Stock (“Series D-3 Convertible Preferred Stock”), and 3,750,000 shares of which shall be designated Series E Convertible Preferred Stock (“Series E Convertible Preferred Stock”) (collectively, the “Preferred Stock”).

     The number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares of Common Stock then outstanding) by the affirmative vote of the holders of a majority of the stock of the Corporation (voting together on an as-if-converted basis).

     (A) Rights, Preferences and Privileges and Qualifications, Limitations and Restrictions of Capital Stock. The rights, preferences and privileges and qualifications, limitations and restrictions granted to and imposed on the capital stock of the Corporation shall be as set forth below in this Article IV. References hereinafter made to Sections shall mean the Sections contained in this Article IV(B).

          1. Definitions. As used herein, the following terms shall have the following definitions:

               (a) “Additional Stock” shall have the meaning set forth in Section 4(c)(ii) hereof.

               (b) “Bylaws” shall mean the Restated and Amended Bylaws of the Corporation.

               (c) “Common Stock Equivalents” shall have the meaning set forth in Section 4(c)(iii) hereof.

               (d) Conversion Price” shall have the meaning set forth in Section 4(a)(i) hereof.

               (e) “Conversion Rate” shall have the meaning set forth in Section 4(a)(i) hereof.

               (f) “Conversion Rights” shall have the meaning set forth in Section 4 hereof.

               (g) “Convertible Securities” means any indebtedness or shares of stock convertible into or exchangeable for Common Stock.

               (h) “Designated Offering” shall have the meaning set forth in Section 4(a)(iii) hereof.

               (i) “Effective Price” of shares of Additional Stock means the quotient determined by dividing (i) the total number of such shares of Additional Stock issued or sold, or deemed to have been issued or sold, by the Corporation under Section 4 hereof, into (ii) the consideration received by the Corporation under Section 4 hereof for the issuance of such shares of Additional Stock.

               (j) “Mandatory Series A Redemption” shall have the meaning set forth in Section 8(a) hereof.

               (k) “Mandatory Series B Redemption” shall have the meaning set forth in Section 8(b) hereof.

               (l) “Mandatory Series C Redemption” shall have the meaning set forth in Section 8(c) hereof.

               (m) “Mandatory Series D Redemption” shall have the meaning set forth in Section 8(d) hereof.

               (n) “Mandatory Series D-2 Redemption” shall have the meaning set forth in Section 8(e) hereof.

               (o) “Mandatory Series D-3 Redemption” shall have the meaning set forth in Section 8(f) hereof.

               (p) “Mandatory Series E Redemption” shall have the meaning set forth in Section 8(g) hereof.

               (q) “Mandatory Redemption Date” shall have the meaning set forth in Section 8(h) hereof.

               (r) “Mandatory Redemption Notice” shall have the meaning set forth in Section 8(i) hereof.

               (s) “Option” means rights, options or warrants to subscribe for, purchase or otherwise acquire Common Stock or Convertible Securities.

               (t) “Original Series A Issue Price” means $2.25 per share of Series A Preferred Stock (appropriately adjusted for stock splits, reverse stock splits and similar type transactions or occurrences with respect to the Series A Preferred Stock).

               (u) “Original Series B Issue Price” means $5.00 per share of Series B Preferred Stock (appropriately adjusted for stock splits, reverse stock splits and similar type transactions or occurrences with respect to the Series B Preferred Stock).

               (v) “Original Series C Issue Price” means $3.00 per share of Series C Preferred Stock (appropriately adjusted for stock splits, reverse stock splits and similar type transactions or occurrences with respect to the Series C Preferred Stock).

               (w) “Original Series D Issue Price” means $3.34 per share of Series D Preferred Stock and Series D-1 Preferred Stock (appropriately adjusted for stock splits, reverse stock splits and similar type transactions or occurrences with respect to the Series D Preferred Stock and the Series D-1 Preferred Stock).

               (x) “Original Series D-2 Issue Price” means $4.53 per share of Series D-2 Preferred Stock (appropriately adjusted for stock splits, reverse stock splits and similar type transactions or occurrences with respect to the Series D-2 Preferred Stock).

               (y) “Original Series D-3 Issue Price” means $3.34 per share of Series D-3 Preferred Stock (appropriately adjusted for stock splits, reverse stock splits and similar type transactions or occurrences with respect to the Series D-3 Preferred Stock).

               (z) “Original Series E Issue Price” means $4.00 per share of Series E Preferred Stock (appropriately adjusted for stock splits, reverse stock splits and similar type transactions or occurrences with respect to the Series E Preferred Stock).

               (aa) “Permitted Options” shall have the meaning set forth in Section 4(c)(ii) hereof.

               (bb) “Required Series A Holders” shall mean, at any time, the holders of sixty-six and 67/100 percent (66.67%) of the then outstanding shares of Series A Preferred Stock.

               (cc) “Required Series B Holders” shall mean, at any time, the holders of sixty-six and 67/100 percent (66.67%) of the then outstanding shares of Series B Preferred Stock.

               (dd) “Required Series C Holders” shall mean, at any time, the holders of sixty-six and 67/100 percent (66.67%) of the then outstanding shares of Series C Preferred Stock.

               (ee) “Required Series D Holders” shall mean, at any time, the holders of sixty-six and 67/100 percent (66.67%) of the then outstanding shares of Series D Preferred Stock and Series D-1 Preferred Stock.

               (ff) “Required Series D-2 Holders” shall mean, at any time, the holders of sixty-six and 67/100 percent (66.67%) of the then outstanding shares of Series D-2 Preferred Stock.

               (gg) “Required Series D-3 Holders” shall mean, at any time, the holders of sixty-six and 67/100 percent (66.67%) of the then outstanding shares of Series D-3 Preferred Stock.

               (hh) “Required Series E Holders” shall mean, at any time, the holders of sixty-six and 67/100 percent (66.67%) of the then outstanding shares of Series E Preferred Stock.

               (ii) “Series A Issuance Date” means the date on which the first share of Series A Preferred Stock is issued.

               (jj) “Series B Issuance Date” means the date on which the first share of Series B Preferred Stock is issued.

               (kk) “Series C Issuance Date” means the date in which the first share of Series C Preferred Stock is issued.

               (ll) “Series D Issuance Date” means the date in which the first share of Series D Preferred Stock and Series D-1 Preferred Stock is issued.

               (mm) “Series D-2 Issuance Date” means the date in which the first share of Series D-2 Preferred Stock is issued.

               (nn) “Series D-3 Issuance Date” means the date in which the first share of Series D-3 Preferred Stock is issued.

               (oo) “Series E Issuance Date” means the date in which the first share of Series E Preferred Stock is issued.

               (pp) “Series A Liquidation Preference” means, as to each share of Series A Preferred Stock, the Original Series A Issue Price, plus all accrued, accumulated or declared but unpaid dividends thereon, if any, as adjusted for stock splits, reverse stock splits and similar type transactions or occurrences with respect to the Series A Preferred Stock.

               (qq) “Series B Liquidation Preference” means, as to each share of Series B Preferred Stock, the Original Series B Issue Price, plus all accrued, accumulated or declared but unpaid dividends thereon, if any, as adjusted for stock splits, reverse stock splits and similar type transactions or occurrences with respect to the Series B Preferred Stock.

               (rr) “Series C Liquidation Preference” means, as to each share of Series C Preferred Stock, the Original Series C Issue Price, plus all accrued, accumulated or declared but unpaid dividends thereon, if any, as adjusted for stock splits, reverse stock splits and similar type transactions or occurrences with respect to the Series C Preferred Stock.

               (ss) “Series D Liquidation Preference” means, as to each share of Series D Preferred Stock and Series D-1 Preferred Stock, the Original Series D Issue Price, plus all accrued, accumulated or declared but unpaid dividends thereon, if any, as adjusted for stock splits, reverse stock splits and similar type transactions or occurrences with respect to the Series D Preferred Stock and Series D-1 Preferred Stock.

               (tt) “Series D-2 Liquidation Preference” means, as to each share of Series D-2 Preferred Stock, the Original Series D-2 Issue Price, plus all accrued, accumulated or declared but unpaid dividends thereon, if any, as adjusted for stock splits, reverse stock splits and similar type transactions or occurrences with respect to the Series D-2 Preferred Stock.

               (uu) “Series D-3 Liquidation Preference” means, as to each share of Series D-3 Preferred Stock, one and one-half times the Original Series D-3 Issue Price, plus all accrued, accumulated or declared but unpaid dividends thereon, if any, as adjusted for stock splits, reverse stock splits and similar type transactions or occurrences with respect to the Series D-3 Preferred Stock.

               (vv) “Series E Liquidation Preference” means, as to each share of Series E Preferred Stock, one and one-half times the Original Series E Issue Price, plus all accrued, accumulated or declared but unpaid dividends thereon, if any, as adjusted for stock splits, reverse stock splits and similar type transactions or occurrences with respect to the Series E Preferred Stock.

          2. Dividend Provisions.

               (a) General. The holder of each share of Preferred Stock shall be entitled to receive, out of funds legally available for that purpose, dividends at such rates and upon such terms and conditions as hereinafter set forth.

               (b) Preferred Stock. The holder of each share of Series E Preferred Stock shall be entitled to receive dividends when, as and if declared by the Board of Directors prior and in preference to any dividends paid with respect to shares of shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series D-1 Preferred Stock, Series D-2 Preferred Stock and Series D-3 Preferred Stock. The holder of each share of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series D-1 Preferred Stock, Series D-2 Preferred Stock and Series D-3 Preferred Stock shall be entitled to receive dividends when, as and if declared by the Board of Directors prior and in preference to any dividends paid with respect to shares of shares of Common Stock. With respect to any dividends declared, paid or set aside on behalf of shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series D-1 Preferred Stock, Series D-2 Preferred Stock, Series D-3 Preferred Stock and Series E Preferred Stock, the holders of any such Preferred Stock shall participate on a pro rata basis, based on the number of shares of Common Stock then held by each (assuming conversion of all such shares of Preferred Stock into Common Stock on the terms set forth herein). The Preferred Stock shall rank prior to the Common Stock.

               (c) Common Stock. The Corporation shall not declare or pay any dividend or set aside a sum sufficient for such payment, or make any distribution, in respect of the shares of the Common Stock while any share of Preferred Stock is outstanding without first obtaining the approval (by vote or written consent, as provided by law) of the holders of a majority of the then outstanding shares of Preferred Stock, voting together as a single class on an as-if-converted basis. In any such event, the holders of shares of Preferred Stock shall participate with holders of shares of Common Stock on a pro rata basis, based on the number of shares of Common Stock held by each (assuming conversion of all such shares of Preferred Stock into Common Stock on the terms set forth herein), in the receipt of such dividends when, as and if declared by the Board of Directors (other than a dividend payable in Common Stock or other securities or rights convertible into or entitling the holder thereof to receive, directly or indirectly, additional shares of Common Stock).

          3. Liquidation Preference.

               (a) Priority. In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the assets of the Corporation legally available for distribution to its stockholders shall be distributed in the following order of priority:

                    (i) The holders of shares of Series E Preferred Stock shall be entitled to receive, prior in preference to any distribution in such liquidation, dissolution or winding up of any of the assets of the Corporation to the holders of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series D-1 Preferred Stock, Series D-2 Preferred Stock, Series D-3 Preferred Stock, or Common Stock by reason of their ownership thereof, an amount per share equal to the Series E Liquidation Preference for each outstanding share of Series E Preferred Stock then held by them. If upon the occurrence of any such distribution, the assets of the Corporation thus distributed among the holders of shares of Series E Preferred Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amounts, then the entire assets of the Corporation legally available for distribution shall be distributed on a pro rata basis among the holders of shares of Series E Preferred Stock in proportion to their aggregate liquidation preference. After the Series E Liquidation Preference has been paid in full, the holders of shares of Series D-3 Preferred Stock shall be entitled to receive, prior in preference to any distribution in such liquidation, dissolution or winding up of any of the assets of the Corporation to the holders of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series D-1 Preferred Stock, Series D-2 Preferred Stock, or Common Stock by reason of their ownership thereof, an amount per share equal to the Series D-3 Liquidation Preference for each outstanding share of Series D-3 Preferred Stock then held by them. If upon the occurrence of any such distribution, the assets of the Corporation thus distributed among the holders of shares of Series D-3 Preferred Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amounts, then the entire assets of the Corporation legally available for distribution shall be distributed on a pro rata basis among the holders of shares of Series D-3 Preferred Stock in proportion to their aggregate liquidation preference. After the Series E Liquidation Preference and Series D-3 Liquidation Preference have been paid in full, the holders of shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series D-1 Preferred Stock, and Series D-2 Preferred Stock shall be entitled to receive, prior and in preference to any distribution in such liquidation, dissolution or winding up of any of the assets of the Corporation to the holders of shares of Common Stock by reason of their ownership thereof, an amount per share equal to the Series A Liquidation Preference, Series B Liquidation Preference, Series C Liquidation Preference, Series D Liquidation Preference, and Series D-2 Liquidation Preference for each outstanding share of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series D-1 Preferred Stock, or Series D-2 Preferred Stock, respectively, then held by them. If upon the occurrence of any such distribution, the assets of the Corporation thus distributed among the holders of shares of such aforesaid series of Preferred Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amounts, then the entire assets of the Corporation legally available for distribution shall be distributed on a pro rata basis among the holders of shares of such aforesaid series of Preferred Stock in proportion to their aggregate liquidation preference.

                    (ii) After the distributions described in Section 3(a)(i) hereof have been made, then, to the extent available, the remaining assets of the Corporation shall be distributed among the holders of shares of Preferred Stock and Common Stock pro rata based on the number of shares of Common Stock held (or deemed to be held, on an as-converted basis for the holders of the Preferred Stock) by each.

               (b) Consolidation, Merger, Etc. A consolidation or merger of the Corporation with or into any other corporation or corporations, or a sale, conveyance or disposition of all or substantially all of the assets of the Corporation or the effectuation by the Corporation of a transaction or series of related transactions in which more than 50% of the voting power of the Corporation is disposed of, shall each be deemed to be a liquidation, dissolution or winding up within the meaning of this Section 3. Any securities to be delivered to the stockholders pursuant to such events shall be valued as follows:

                    (i) Securities not subject to investment letter or other similar restrictions on free marketability:

                         (A) If traded on a securities exchange or a national interdealer quotation system such as The Nasdaq Stock Market, the value shall be deemed to be the average of the closing prices of the securities on such exchange over the 30-day period ending three (3) days prior to the closing;

                         (B) If actively traded over-the-counter, the value shall be deemed to be the average of the closing bid prices over the 30-day period ending three (3) days prior to the closing; and

                         (C) If there is no active public market, the value shall be the fair market value thereof, as determined jointly by the Board of Directors and the Required Holders.

                    (ii) The method of valuation of securities subject to investment letter or other restrictions on free marketability shall be to make an appropriate discount from the market value determined above in Section 3(b)(i)(A), (B) or (C) hereof to reflect the approximate fair market value thereof, as determined by the Board of Directors.

     4. Conversion. The holders of shares of Preferred Stock shall have conversion rights as follows (the “Conversion Rights”):

               (a) Right to Convert.

                    (i) Subject to Section 4(a)(iii) hereof, each share of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series D-2 Preferred Stock, Series D-3 Preferred Stock, and Series E Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, at the office of the Corporation or any transfer agent for the Preferred Stock, into such number of fully paid and nonassessable shares of Class A Common Stock (the “Conversion Rate”) as is determined by dividing the Original Series A Issue Price, the Original Series B Issue, the Original Series C Issue Price, the Original Series D Issue Price, the Original Series D-2 Issue Price, the Original Series D-3 Issue Price, and the Original Series E Issue Price by the conversion price (the “Conversion Price”) for each such respective series of Preferred Stock at the time in effect. The initial Conversion Price per share for shares of Series A Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series D-3 Preferred Stock, and Series E Preferred Stock shall be the Original Series A Issue Price, Original Series C Issue Price, Original Series D Issue Price, Original Series D-3 Issue Price, and Original Series E Issue Price, respectively. The initial Conversion Price per share for shares of Series B Preferred Stock shall be $3.80, and the initial Conversion Price per share for shares of Series D-2 Preferred Stock shall be $4.31. The Conversion Price for the Preferred Stock shall be subject to adjustment as set forth in Section 4(c) hereof.

                         (ii) Subject to Section 4(a)(iv) hereof, each share of Series D-1 Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, at the office of the Corporation or any transfer agent for the Preferred Stock, into such number of fully paid and nonassessable shares of Class B Common Stock at the Conversion Rate as determined by dividing the Original Series D Issue Price by the Conversion Price for the Series D Preferred Stock, at the time in effect. The initial Conversion Price per share for shares of Series D-1 Preferred Stock shall be the Original Series D Issue Price; provided, however, that the Conversion Price for the Preferred Stock shall be subject to adjustment as set forth in Section 4(c) hereof.

                         (iii) Each share of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series D-2 Preferred Stock, Series D-3 Preferred Stock and Series E Preferred Stock shall automatically be converted into fully paid and nonassessable shares of Class A Common Stock at the Conversion Rate in effect for such Preferred Stock immediately prior to the closing of the first sale by the Corporation of shares of its Common Stock in a firmly underwritten public offering registered under the Securities Act of 1933, as amended, with an aggregate gross offering price to the public of at least $30,000,000 (a “Designated Offering”).

                         (iv) Each share of Series D-1 Preferred Stock shall automatically convert into fully paid and nonassessble shares of Class B Common Stock at the Conversion Rate in effect for the Series D-1 Preferred Stock immediately prior to the closing of a Designated Offering.

                         (v) A holder of shares of Class B Common Stock may convert such shares into shares of Class A Common Stock, and a holder of shares of Series D-1 Preferred Stock may convert such shares into shares of Class A Common Stock or into shares of Series D Preferred Stock, only to the extent that such conversion, when taken together with all shares of Class A Common Stock and all shares of any series of Preferred Stock having voting rights owned by such holder and assuming conversion of such series of Preferred Stock into Class A Common Stock, would not increase such holder’s ownership of any class or series of voting stock to greater than 4.9 percent of the outstanding shares of such class or series, unless such conversion is:

                              (A) for the purpose of the sale of the holder’s underlying Common Stock to the public in an offering registered under the Securities Act of 1933, as amended (the “Act”);

                              (B) for the purpose of the sale by the holder in connection with a private placement or other transaction pursuant to Rule 144 or 144A (or any successor provisions) under the Act or otherwise exempt from the registration requirements of the Act in which no single purchaser receives an interest equivalent to more than two percent of the outstanding Common Stock;

                              (C) for the purpose of the sale by the holder of the underlying Common Stock to a purchaser who is already a controlling shareholder of the Company; or

                              (D) for the purpose of the sale by holder of the underlying Common Stock back to the Company.

     Notwithstanding the foregoing, in the event of the adoption of an amendment to the Bank Holding Company Act of 1956, as amended, or the rules and regulations promulgated thereunder or any similar act, or the adoption of any other statutes or regulations applicable to the holder of Class B Common Stock or Series D-1 Preferred Stock, as the case may be, which would permit such holder to own greater than 4.9 percent of the Company’s outstanding Class A Common Stock or otherwise permit the transfer of holder’s Series D-1 Preferred Stock in any other manner in addition to those set forth above, then the foregoing provisions shall be deemed modified to the extent necessary to permit such ownership or transfer in such other manner.

                         (vi) Each share of Class B Common Stock shall automatically convert into Class A Common Stock upon the sale or transfer of such share to any party other than the initial Holder as listed in the Corporation’s stock records, provided, however, that such Holder is not subject to the Bank Holding Company Act of 1956, as amended.

                    (b) Mechanics of Conversion. Before any holder of shares of Preferred Stock shall be entitled to convert any of such shares into shares of Common Stock or any holder of shares of Class B Common Stock shall be entitled to convert any of such shares into shares of Class A Common Stock, such holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for the office of the Corporation or of any transfer agent for the Stock, and shall give written notice by mail, postage prepaid, or hand delivery, to the Corporation at its principal corporate office, of the election to convert the same and shall state therein the name or names in which the certificate or certificates for shares of Common Stock are to be issued. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holders of shares of Stock, or to the nominee or nominees of such holders, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date. If the conversion is in connection with an underwritten offering of securities registered pursuant to the Securities Act of 1933, as amended, the conversion may, at the option of any holder tendering the Preferred Stock for conversion, be conditioned upon the closing with the underwriter of the sale of securities pursuant to such offering, in which event the person(s) entitled to receive Common Stock issuable upon such conversion of the Preferred Stock shall not be deemed to have converted such Preferred Stock until immediately prior to the closing of such sale of securities.

                    (c) Conversion Price Adjustments of Preferred Stock. The Conversion Price of the Preferred Stock shall be subject to adjustment from time to time as follows:

                         (i) Generally.

                              (A) Upon each issuance (or deemed issuance pursuant to the provisions hereof) by the Corporation of any Additional Stock after the date of filing of this Restated Certificate, without consideration or for an Effective Price per share less than the Conversion Price for the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series D-1 Preferred Stock, Series D-2 Preferred Stock, Series D-3 Preferred Stock or Series E Preferred Stock in effect immediately prior to the issuance (or deemed issuance) of such Additional Stock, then the Conversion Price for such series in effect immediately prior to each issuance (or deemed issuance) shall be adjusted to a price determined by multiplying such Conversion Price by a fraction, (1) the numerator of which shall be the number of Common Stock deemed outstanding (as defined below) immediately prior to such issuance plus the number of shares of Common Stock which the aggregate consideration received (or deemed received) by the Corporation for such issuance would purchase at such Conversion Price; and (2) the denominator of which shall be the number of Common Stock deemed outstanding (as defined below) immediately after such issuance. For the purposes of the preceding sentence, the number of shares of Common Stock deemed to be outstanding as of a given date shall be the sum of (A) the number of shares of Common Stock actually outstanding, (B) the number of shares of Common Stock into which the then outstanding shares of Preferred Stock could be converted if fully converted on the day immediately preceding the given date, and (C) the number of shares of Common Stock which could be obtained through the exercise or conversion of all other rights, options and convertible securities outstanding on the day immediately preceding the given date.

                              (B) No adjustment of the Conversion Price for the Preferred Stock shall be made in an amount less than one-half of one cent ($0.005) per share, provided that any adjustments which are not required to be made by reason of this sentence shall be carried forward and shall be taken into account in any subsequent adjustment to the Conversion Price. No adjustment of the Conversion Price for the Preferred Stock pursuant to this Section 4(c)(i) shall have the effect of increasing such Conversion Price above the Conversion Price in effect immediately prior to such adjustment.

                              (C) In the case of the issuance of securities of the Corporation for cash, the amount of consideration received by the Corporation for such securities shall be deemed to be the amount of cash paid therefor before deducting any discounts, commissions or other expenses allowed, paid or incurred by the Corporation for any underwriting or otherwise in connection with the issuance and sale thereof.

                              (D) In the case of the issuance of securities of the Corporation for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to have a dollar value equal to the fair market value of such non-cash consideration, irrespective of any accounting treatment thereof, as determined by the Board of Directors.

                              (E) In the case of the issuance (whether before, on or after the Series E Issuance Date) of Options or Convertible Securities, the following provisions shall apply for all purposes of this Section 4(c)(i) and Section 4(c)(ii) hereof:

                                   (1) With respect to Options to purchase Common Stock, the aggregate maximum number of shares of Common Stock deliverable upon exercise of such Options shall be deemed to have been issued at the time such Options were issued and for a consideration equal to the consideration (determined in the manner provided in Section 4(c)(i)(C) and Section 4(c)(i)(D) hereof), if any, received by the Corporation for such Options plus the minimum exercise price provided in such Options for Common Stock covered thereby.

                                   (2) With respect to Convertible Securities and Options to purchase Convertible Securities, the aggregate maximum number of shares of Common Stock deliverable upon the conversion or exchange of any such Convertible Securities and the aggregate maximum number of shares of Common Stock issuable upon the exercise of such Options to purchase Convertible Securities and the subsequent conversion or exchange of such Convertible Securities shall be deemed to have been issued at the time such Convertible Securities or such Options were issued and for a consideration equal to the consideration, if any, received by the Corporation for any such Convertible Securities and Options, plus the minimum additional consideration, if any, to be received by the Corporation upon the conversion or exchange of such Convertible Securities or the exercise of such Options and the conversion or exchange of the Convertible Securities issuable upon exercise of such Options (the consideration in each case to be determined in the manner provided in Section 4(c)(i)(C) and 4(c)(i)(D) hereof).

                                   (3) In the event of any change in the number of shares of Common Stock deliverable, or in the consideration payable to the Corporation, upon exercise of such Options or upon conversion or exchange of such Convertible Securities, including, but not limited to, a change resulting from the antidilution provisions thereof, the Conversion Price of the Preferred Stock, to the extent in any way affected by or computed using such Options or Convertible Securities, shall be recomputed to reflect such change, but no further adjustment shall be made for the actual issuance of Common Stock or any payment of such consideration upon the exercise of any such Options or the conversion or exchange of such Convertible Securities.

                                   (4) Upon the expiration or termination of any such Options or any such rights to convert or exchange Convertible Securities, the Conversion Price of the Preferred Stock, to the extent in any way affected by or computed using such Options or Convertible Securities, shall be recomputed to reflect the issuance of only the number of shares of Common Stock (and Options and Convertible Securities which remain in effect) that were actually issued upon the exercise of such Options or upon the conversion or exchange of such Convertible Securities.

                                   (5) The number of shares of Common Stock deemed issued and the consideration deemed paid therefor pursuant to Section 4(c)(i)(E)(1) and (2) hereof shall be appropriately adjusted to reflect any change, termination or expiration of the type described in either Section 4(c)(i)(E)(3) or (4) hereof.

                         (ii) “Additional Stock” shall mean any shares of Common Stock issued (or deemed to have been issued pursuant to Section 4(c)(i)(E) hereof) by the Corporation after the Series E Issuance Date other than:

                              (A) Common Stock issued pursuant to a transaction described in Section 4(c)(iii) hereof;

                              (B) Common Stock or options to purchase such Common Stock issued to officers, employees or directors of, or consultants to, the Corporation, pursuant to any agreement, plan or arrangement approved by the Board of Directors of the Corporation; provided, however, that the maximum number of shares of Common Stock heretofore or hereafter issued or issuable pursuant to all such agreements, plans and arrangements shall not exceed an aggregate (as constituted on the date hereof) of 6,681,000 shares of Common Stock or such greater number as is unanimously approved by the Board of Directors or by a compensation committee appointed by the Board of Directors (“Permitted Options”);

                              (C) Class B Common Stock issued or issuable upon conversion of shares of Series D-1 Preferred Stock; and

                              (D) Class A Common Stock issued or issuable upon conversion of shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock Series D Preferred Stock, Series D-2 Preferred Stock, Series D-3 Preferred Stock, Series E Preferred Stock or Class B Common Stock.

                              (E) Common Stock issued or issuable upon the exercise of warrants either outstanding as of the Series E Issue Date or issued in connection with the sale of Series E Preferred Stock.

                         (iii) In the event the Corporation at any time or from time to time after the Series E Issuance Date fixes a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock or the determination of holders of shares of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of Common Stock (hereinafter referred to as “Common Stock Equivalents”) without payment of any consideration by such holder for the additional shares of Common Stock or Common Stock Equivalents (including the additional shares of Common Stock issuable upon conversion or exercise thereof), then, as of such record date (or the date of such dividend, distribution, split or subdivision if no record date is fixed), the Conversion Price of the Preferred Stock shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of each share of Preferred Stock shall be increased in proportion to such increase in the aggregate number of shares issuable with respect to Common Stock Equivalents, with the number of shares issuable with respect to Common Stock Equivalents determined from time to time in the manner provided for deemed issuances in Section 4(c)(i)(E) hereof.

                         (iv) If the number of shares of Common Stock outstanding at any time after the Series E Issuance Date is decreased by a combination of the outstanding shares of Common Stock, then, following the record date of such combination, the Conversion Price for the Preferred Stock shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of each share of Preferred Stock shall be decreased in proportion to such decrease in the outstanding shares of Common Stock.

                    (d) Other Distributions. In the event the Corporation shall declare a distribution payable in securities of other persons, evidences of indebtedness issued by the Corporation or other persons, assets (excluding cash dividends) or options or rights not referred to in Section 4(c)(iii) hereof, then, in each such case for the purpose of this Section 4(d), the holders of shares of Preferred Stock shall be entitled to a proportionate share of any such distribution as though they were holders of the number of shares of Common Stock into which their shares of Preferred Stock are convertible as of the record date fixed for the determination of the holders of shares of Common Stock entitled to receive such distribution.

                    (e) Recapitalization. If at any time or from time to time there shall be a recapitalization of Common Stock (other than a subdivision, combination or consolidation, merger or sale of assets or stock transaction provided for in Section 3 hereof), provision shall be made so that each holder of shares of Preferred Stock shall thereafter be entitled to receive, upon conversion of the Preferred Stock, the number of shares of stock or other securities or property of the Corporation or otherwise, receivable upon such recapitalization by a holder of the number of shares of Common Stock into which such shares of Preferred Stock could have been converted immediately prior to such recapitalization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 4 with respect to the rights of the holders of shares of Preferred Stock after the recapitalization to the end that the provisions of this Section 4 (including adjustments of the Conversion Price then in effect and the number of shares purchasable upon conversion of the Preferred Stock) shall be applicable after that event as nearly equivalent as may be practicable.

                    (f) No Fractional Shares. No fractional shares shall be issued upon conversion of the Preferred Stock, and the number of shares of Common Stock to be issued shall be rounded down to the nearest whole share, and there shall be no payment to a holder of shares of Preferred Stock for any such rounded fractional share. Whether or not fractional shares result from such conversion shall be determined on the basis of the total number of shares of Preferred Stock the holder is at the time converting into Common Stock and the number of shares of Common Stock issuable upon such aggregate conversion.

                    (g) Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Price of the Preferred Stock pursuant to this Section 4, the Corporation, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of shares of Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of shares of Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustment and readjustment, (ii) the Conversion Price at the time in effect, and (iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of a share of Preferred Stock.

                    (h) Notices of Record Date. In the event of any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, the Corporation shall mail to each holder of shares of Preferred Stock, at least twenty (20) days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

                    (i) Reservation of Stock Issuable Upon Conversion. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Class A Common Stock, solely for the purpose of effecting the conversion of the shares of Preferred Stock or shares of Class B Common Stock, such number of its shares of Class A Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Preferred Stock and Class B Common Stock, and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of Preferred Stock, then in addition to such other remedies as shall be available to the holder of such shares of Preferred Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes.

                    (j) Notices. Any notice required by the provisions of this Section 4 to be given to the holders of shares of Preferred Stock shall be deemed given when received if delivered via courier or sent by facsimile, by telex, or by United States mail, postage prepaid, and addressed to each holder of record at his, her or its address appearing on the books of the Corporation.

               5. Status of Converted Stock. In the event any shares of Preferred Stock are converted pursuant to Section 4 hereof, the shares so converted shall be canceled, retired and eliminated and shall not be reissued by the Corporation.

               6. Voting Rights. Each holder of a share of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series D-2 Preferred Stock, Series D-3 Preferred Stock and Series E Preferred Stock shall have the right to one vote for each share of Common Stock into which such Preferred Stock could then be converted (with any fractional share determined on an aggregate conversion basis being rounded down to the nearest whole share). Except as otherwise provided in this Restated Certificate of Incorporation or by applicable law, the holders of shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series D-2 Preferred Stock, Series D-3 Preferred Stock and Series E Preferred Stock shall have full voting rights and powers equal to the voting rights and powers of the holders of shares of Common Stock, and shall be entitled to notice of any stockholders’ meeting in accordance with the Bylaws of the Corporation and applicable law, and shall vote, together with the holders of shares of Common Stock (and any other class or series of stock entitled to vote together as one class with the Common Stock), with respect to any question upon which holders of shares of Common Stock have the right to vote, as a single class. Except as required by law or as otherwise provided herein, the holders of Series D-1 Preferred Stock shall have no voting rights whatsoever.

               7. Protective Provisions. So long as any share of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series D-2 Preferred Stock, Series D-3 Preferred Stock or Series E Preferred Stock is outstanding, the Corporation shall not, without first obtaining the approval (by vote or written consent, as provided by law) of the holders of a majority of the then outstanding shares of such Preferred Stock, voting together as a single class on an as-if-converted basis:

                    (a) Certain Changes. Sell, convey, transfer, abandon, lease or otherwise dispose of or encumber all or substantially all of its property or business; or

                    (b) Merge or Consolidate. Merge or consolidate with or into any other corporation, corporations, entity or entities; or

                    (c) Liquidation, Dissolution. Voluntarily dissolve, liquidate, or wind up or carry out any partial liquidation or dissolution or transaction in the nature of a partial liquidation or dissolution; or

                    (d) Rights, Etc. of Preferred Stock. In any manner, alter or change the rights, preferences and privileges and qualifications, limitations and restrictions of the Preferred Stock; or

                    (e) Amendment of Bylaws or Restated Certificate of Incorporation. Amend, alter or repeal any of the provisions of the Bylaws or this Restated Certificate of Incorporation; or

                    (f) Senior Preferred Stock. Authorize, designate or issue, or obligate itself to issue, any other equity security, including any security (other than Series E Preferred Stock) convertible into or exercisable for any equity security, having a preference over, or being on a parity with, the Series E Preferred Stock with respect to voting, dividends, redemption, conversion or upon liquidation.

                    (g) Other Action. Take any other action (i) which alters or changes the rights, preferences and privileges of the Preferred Stock, or (ii) for which such a vote of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series D-2 Preferred Stock, Series D-3 Preferred Stock or Series E Preferred Stock voting as a separate series or class, shall be required under applicable law. Without limiting the generality of the foregoing, the Corporation shall not take any action (including without limitation an amendment of this Certificate of Incorporation or a merger of the Corporation into a subsidiary or other affiliated entity) which adversely alters or changes the rights, preferences or privileges of one or more series of Preferred Stock relative to any one or more other series of Preferred Stock, or to the Common Stock, without first obtaining the consent of the holders of a majority of the shares of the series of Preferred Stock so adversely affected.

               8. Mandatory Redemption of Preferred Stock.

                    (a) Series A Redemption. To the extent it is then lawfully able to do so, and subject to the provisions of Section 8(h) below, at any time and from time to time on or after the sixth (6th) anniversary of the Series A Issuance Date, upon the written request of the Required Series A Holders that all or some of the shares held by such holders be redeemed (a “Mandatory Series A Redemption”), the Corporation shall redeem from the holders requesting such redemption (including those holders who later request redemption on a timely basis as hereinafter provided) the outstanding shares of Series A Preferred Stock specified in said request upon payment in cash in respect of each share redeemed of an amount equal to the Series A Liquidation Preference. Upon receipt of any such request as to a Mandatory Series A Redemption, the Corporation shall promptly give written notice of the redemption request to each non-requesting holder of record of the shares of Series A Preferred Stock, postage prepaid, at the post office address last shown on the records of the Corporation. With respect to a Mandatory Series A Redemption, non-requesting holders of shares of Series A Preferred Stock shall have thirty (30) days from the date such notice is mailed to request in writing redemption of their Series A Preferred Stock on the terms contained herein and on the date of redemption set forth in Section 8(h), and all such requests shall be deemed to have been received by the Corporation on the date of the initial request by the Required Series A Holders.

                    (b) Series B Redemption. To the extent it is then lawfully able to do so, and subject to the provisions of Section 8(h) below, at any time and from time to time on or after the sixth (6th) anniversary of the Series B Issuance Date, upon the written request of the Required Series B Holders that all or some of the shares held by such holders be redeemed (a

“Mandatory Series B Redemption”), the Corporation shall redeem from the holders requesting such redemption (including those holders who later request redemption on a timely basis as hereinafter provided) the outstanding shares of Series B Preferred Stock specified in said request upon payment in cash in respect of each share redeemed of an amount equal to the Series B Liquidation Preference. Upon receipt of any such request as to a Mandatory Series B Redemption, the Corporation shall promptly give written notice of the redemption request to each non-requesting holder of record of the shares of Series B Preferred Stock, postage prepaid, at the post office address last shown on the records of the Corporation. With respect to a Mandatory Series B Redemption, non-requesting holders of shares of Series B Preferred Stock shall have thirty (30) days from the date such notice is mailed to request in writing redemption of their Series B Preferred Stock on the terms contained herein and on the date of redemption set forth in Section 8(h), and all such requests shall be deemed to have been received by the Corporation on the date of the initial request by the Required Series B Holders.

                    (c) Series C Redemption. To the extent it is then lawfully able to do so, and subject to the provisions of Section 8(h) below, at any time and from time to time on or after the sixth (6th) anniversary of the Series C Issuance Date, upon the written request of the Required Series C Holders that all or some of the shares held by such holders be redeemed (a “Mandatory Series C Redemption”), the Corporation shall redeem from the holders requesting such redemption (including those holders who later request redemption on a timely basis as hereinafter provided) the outstanding shares of Series C Preferred Stock specified in said request upon payment in cash in respect of each share redeemed of an amount equal to the Series C Liquidation Preference. Upon receipt of any such request as to a Mandatory Series C Redemption, the Corporation shall promptly give written notice of the redemption request to each non-requesting holder of record of the shares of Series C Preferred Stock, postage prepaid, at the post office address last shown on the records of the Corporation. With respect to a Mandatory Series C Redemption, non-requesting holders of shares of Series C Preferred Stock shall have thirty (30) days from the date such notice is mailed to request in writing redemption of their Series C Preferred Stock on the terms contained herein and on the date of redemption set forth in Section 8(h), and all such requests shall be deemed to have been received by the Corporation on the date of the initial request by the Required Series C Holders.

                    (d) Series D Redemption. To the extent it is then lawfully able to do so, and subject to the provisions of Section 8(h) below, at any time and from time to time on or after the sixth (6th) anniversary of the Series D Issuance Date, upon the written request of the Required Series D Holders that all or some of the shares held by such holders be redeemed (a “Mandatory Series D Redemption”), the Corporation shall redeem from the holders requesting such redemption (including those holders who later request redemption on a timely basis as hereinafter provided) the outstanding shares of Series D Preferred Stock and Series D-1 Preferred Stock specified in said request upon payment in cash in respect of each share redeemed of an amount equal to the Series D Liquidation Preference. Upon receipt of any such request as to a Mandatory Series D Redemption, the Corporation shall promptly give written notice of the redemption request to each non-requesting holder of record of the shares of Series D Preferred Stock and Series D-1 Preferred Stock, postage prepaid, at the post office address last shown on the records of the Corporation. With respect to a Mandatory Series D Redemption, non-requesting holders of shares of Series D Preferred Stock and Series D-1 Preferred Stock shall have thirty (30) days from the date such notice is mailed to request in writing redemption of their Series D Preferred Stock on the terms contained herein and on the date of redemption set forth in Section 8(h), and all such requests shall be deemed to have been received by the Corporation on the date of the initial request by the Required Series D Holders.

                    (e) Series D-2 Redemption. To the extent it is then lawfully able to do so, and subject to the provisions of Section 8(h) below, at any time and from time to time on or after the sixth (6th) anniversary of the Series D-2 Issuance Date, upon the written request of the Required Series D-2 Holders that all or some of the shares held by such holders be redeemed (a “Mandatory Series D-2 Redemption”), the Corporation shall redeem from the holders requesting such redemption (including those holders who later request redemption on a timely basis as hereinafter provided) the outstanding shares of Series D-2 Preferred Stock specified in said request upon payment in cash in respect of each share redeemed of an amount equal to the Series D-2 Liquidation Preference. Upon receipt of any such request as to a Mandatory Series D-2 Redemption, the Corporation shall promptly give written notice of the redemption request to each non-requesting holder of record of the shares of Series D-2 Preferred Stock, postage prepaid, at the post office address last shown on the records of the Corporation. With respect to a Mandatory Series D-2 Redemption, non-requesting holders of shares of Series D-2 Preferred Stock shall have thirty (30) days from the date such notice is mailed to request in writing redemption of their Series D-2 Preferred Stock on the terms contained herein and on the date of redemption set forth in Section 8(h), and all such requests shall be deemed to have been received by the Corporation on the date of the initial request by the Required Series D-2 Holders.

                    (f) Series D-3 Redemption. To the extent it is then lawfully able to do so, and subject to the provisions of Section 8(h) below, at any time and from time to time on or after the sixth (6th) anniversary of the Series D-3 Issuance Date, upon the written request of the Required Series D-3 Holders that all or some of the shares held by such holders be redeemed (a “Mandatory Series D-3 Redemption”), the Corporation shall redeem from the holders requesting such redemption (including those holders who later request redemption on a timely basis as hereinafter provided) the outstanding shares of Series D-3 Preferred Stock specified in said request upon payment in cash in respect of each share redeemed of an amount equal to the Original Series D-3 Issue Price, plus all accrued, accumulated or declared but unpaid dividends thereon, if any, as adjusted for stock splits, reverse stock splits and similar type transactions or occurrences with respect to the Series D-3 Preferred Stock. Upon receipt of any such request as to a Mandatory Series D-3 Redemption, the Corporation shall promptly give written notice of the redemption request to each non-requesting holder of record of the shares of Series D-3 Preferred Stock, postage prepaid, at the post office address last shown on the records of the Corporation. With respect to a Mandatory Series D-3 Redemption, non-requesting holders of shares of Series D-3 Preferred Stock shall have thirty (30) days from the date such notice is mailed to request in writing redemption of their Series D-3 Preferred Stock on the terms contained herein and on the date of redemption set forth in Section 8(h), and all such requests shall be deemed to have been received by the Corporation on the date of the initial request by the Required Series D-3 Holders.

                    (g) Series E Redemption. To the extent it is then lawfully able to do so, and subject to the provisions of Section 8(h) below, at any time and from time to time on or after the sixth (6th) anniversary of the Series D-3 Issuance Date, upon the written request of the Required Series E Holders that all or some of the shares held by such holders be redeemed (a “Mandatory Series E Redemption”), the Corporation shall redeem from the holders requesting such redemption (including those holders who later request redemption on a timely basis as hereinafter provided) the outstanding shares of Series E Preferred Stock specified in said request upon payment in cash in respect of each share redeemed of an amount equal to the Original Series E Issue Price, plus all accrued, accumulated or declared but unpaid dividends thereon, if any, as adjusted for stock splits, reverse stock splits and similar type transactions or occurrences with respect to the Series E Preferred Stock. Upon receipt of any such request as to a Mandatory Series E Redemption, the Corporation shall promptly give written notice of the redemption request to each non-requesting holder of record of the shares of Series E Preferred Stock, postage prepaid, at the post office address last shown on the records of the Corporation. With respect to a Mandatory Series E Redemption, non-requesting holders of shares of Series E Preferred Stock shall have thirty (30) days from the date such notice is mailed to request in writing redemption of their Series E Preferred Stock on the terms contained herein and on the date of redemption set forth in Section 8(h), and all such requests shall be deemed to have been received by the Corporation on the date of the initial request by the Required Series E Holders.

                    (h) Redemption Date. The Corporation shall redeem the shares of Preferred Stock to be redeemed hereunder no later than forty-five (45) days after the date of the request by the initially requesting holders of shares of Preferred Stock. Such date shall be the “Mandatory Redemption Date” as described herein.

                    (i) Procedure. At least thirty (30) days prior to the Mandatory Redemption Date, written notice shall be mailed, postage prepaid, or if to an international address, via nationally recognized overnight courier, to the holder of record of shares of the applicable series of Preferred Stock to be redeemed, at such holder’s post office address last shown on the records of the Corporation, notifying such holder of his, her, or its redemption right at that time, specifying the Mandatory Redemption Date, the price per share, and informing such holder that he, she or it may surrender to the Corporation, in the manner and at the place designated, such holder’s certificate or certificates representing the shares to be redeemed (such notice is hereinafter referred to as the “Mandatory Redemption Notice”). On or after the Mandatory Redemption Date, each holder of shares of Preferred Stock to be redeemed shall surrender such holder’s certificate or certificates representing shares to the Corporation, in the manner and at the place designated in the Mandatory Redemption Notice, and thereupon the price of such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner of such shares and each surrendered certificate shall be canceled. In the event less than all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares. From and after the Mandatory Redemption Date, unless there shall have been a default in payment of the redemption price, all rights of the holders of shares of Preferred Stock designated for redemption in the Mandatory Redemption Notice as holders of shares of Preferred Stock of the Corporation (except the right to receive the redemption price without interest upon surrender of their certificate or certificates) shall cease with respect to such shares, and such shares shall not subsequently be transferred on the books of the Corporation or be deemed to be outstanding for any purpose whatsoever.

                    (j) Insufficient Funds. If the funds of the Corporation legally available for redemption of shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series D-1 Preferred Stock, Series D-2 Preferred Stock, Series D-3 Preferred Stock or Series E Preferred Stock on any Mandatory Redemption Date are insufficient to redeem the total number of shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series D-1 Preferred Stock, Series D-2 Preferred Stock, Series D-3 Preferred Stock or Series E Preferred Stock to be redeemed on such date, those funds that are legally available shall be used to redeem the maximum number of such shares, ratably among the holders of such shares to be redeemed based upon the aggregate Liquidation Preference of such shares. The shares of Preferred Stock not redeemed shall remain outstanding and entitled to all the rights and preferences provided herein. At any time thereafter when additional funds of the Corporation are legally available for redemption of shares of Preferred Stock, such funds shall immediately be used to redeem the balance of the shares which the Corporation has become obligated to redeem, on any Mandatory Redemption Date but which it has not redeemed, at a price per share equal to the Series A Liquidation Preference, Series B Liquidation Preference, Series C Liquidation Preference, Series D Liquidation Preference, Series D-2 Liquidation Preference, Series D-3 Liquidation Preference, or Series E Liquidation Preference as appropriate.

                    (k) Deposit of Mandatory Redemption Price. On or prior to the Mandatory Redemption Date, the Corporation shall deposit the redemption price with respect to all shares of Preferred Stock designated for redemption in the Mandatory Redemption Notice and not yet redeemed with a bank or trust company having aggregate capital and surplus in excess of $50,000,000.00 as a trust fund for the benefit of the respective holders of the shares designated for the redemption and not yet redeemed, with irrevocable instructions and authority to the bank or trust company to pay the redemption price for such shares to their respective holders on or after the Mandatory Redemption Date upon receipt of notification from the Corporation that such holder has surrendered his shares certificate to the Corporation pursuant to Section 8(h) hereof. Such instructions shall also provide that any funds deposited by the Corporation pursuant to this Section 8(j) for the redemption of shares subsequently converted into shares of Common Stock no later than the third (3rd) day preceding the Mandatory Redemption Date shall be returned to the Corporation forthwith upon such conversion. The balance of any funds deposited by the Corporation pursuant to this Section 8(j) remaining unclaimed at the expiration of two (2) years following the Mandatory Redemption Date shall be returned to the Corporation upon its request expressed in a resolution of its Board of Directors.

               9. Allocation of Proceeds.

                    (a) Series D-2 and Series D-3 Preferred Stock. The Corporation shall allocate the aggregate Original Series D-2 Issue Price for all Series D-2 Preferred Stock issued by the Corporation to capital for the Series D-2 Preferred Stock, and shall allocate the aggregate Original Series D-3 Issue Price of all shares of Series D-3 Preferred Stock issued by the Corporation to capital for the Series D-3 Preferred Stock in accordance with the provisions of Section 154 of the Delaware General Corporation Law. In no event shall the capital so allocated to the Series D-2 Preferred Stock or the Series D-3 Preferred Stock be reduced, except pursuant to subsection (1), (2) or (3) Section 244 of the Delaware General Corporation Law in connection with the retirement, redemption or conversion of such shares, unless such reduction is approved by holders of a majority of the outstanding shares of the Series D-2 Preferred Stock (in the case of a reduction of capital allocated to the Series D-2 Preferred Stock) or the holders of a majority of the outstanding shares of Series D-3 Preferred Stock (in the case of a reduction of capital allocated to the Series D-3 Preferred Stock).

                                   (b) Series E Preferred Stock. The Corporation shall allocate the aggregate Original Series E Issue Price of all shares of Series E Preferred Stock issued by the Corporation to capital for the Series E Preferred Stock, in accordance with the provisions of Section 154 of the Delaware General Corporation Law. In no event shall the capital so allocated to the Series E Preferred Stock be reduced unless such reduction is approved by the holders of a majority of the outstanding shares of Series E Preferred Stock.

                    (C) Common Stock.

                         1. Dividend Rights. The holders of shares of Common Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of any assets of the Corporation legally available therefor, such dividends as may be declared from time to time by the Board of Directors, subject to the limitations and participation rights of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series D-1 Preferred Stock, Series D-2 Preferred Stock and Series D-3 Preferred Stock more fully set forth in Section 2 hereof.

                         2. Liquidation Rights. Upon the liquidation, dissolution or winding up of the Corporation, the assets of the Corporation shall be distributed as provided in Section (B)3 of this Article IV.

                         3. Redemption. Common Stock is not redeemable.

                         4. Voting Rights. The holder of each share of Class A Common Stock shall have the right to one vote, and shall be entitled to notice of any meeting in accordance with the Bylaws of the Corporation, and shall be entitled to vote upon such matters and in such manner as may be provided by law, except as otherwise provided in Sections (B)6 and (B)7 of this Article IV. Notwithstanding the foregoing, except as required by law or as otherwise provided herein, the holders of each share of Class B Common Stock shall have no voting rights whatsoever.

ARTICLE V

Liability Limitation

     The directors of the Corporation shall be entitled to the benefits of all limitations on the liability of directors generally that are now or hereafter become available under the Delaware General Corporation Law. Without limiting the generality of the foregoing, no director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. Any repeal or modification of this Article V shall be prospective only, and shall not affect, to the detriment of any director, any limitation on the personal liability of a director of the Corporation existing at the time of such repeal or modification.

ARTICLE VI

Indemnification

     The Corporation is authorized to provide indemnification of corporate agents through Bylaw provisions, agreements with the agents, vote of stockholders or disinterested directors, or otherwise, subject only to the applicable limits set forth in Delaware law.

ARTICLE VII

Effective Date

     The effective date of this Restated Certificate of Incorporation shall be upon its filing with the Office of the Secretary of State of the State of Delaware.

     In accordance with Sections 242, 245 and 228 of the General Corporation Law of the State of Delaware, the foregoing Restated Certificate of Incorporation was duly authorized and adopted by this Corporation’s stockholders by written consent in accordance with Section 228(d) and by the Board of Directors.

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     The undersigned has caused this Eleventh Amended and Restated Certificate of Incorporation of Micrus Corporation to be signed by its duly authorized representative on February 24, 2005.

MICRUS CORPORATION
/s/ Robert Stern
Signature
Robert Stern Executive Vice President